EXHIBIT 4.3

AMENDMENT NO. 1

TO

WARRANT AGREEMENT

THIS AMENDMENT is made and entered into effective September 12, 2002, by and between Granite City Food & Brewery Ltd. (f/k/a Founders Food & Firkins Ltd.), a Minnesota corporation (the “Company”), and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association), as the Warrant Agent (the “Warrant Agent”).

WHEREAS, the Company appointed the Warrant Agent to provide certain services in connection with and following the Company’s initial public offering of units, each unit consisting of one share of common stock and one redeemable Class A Warrant to purchase one share of common stock (“Warrant”);

WHEREAS, the Company and the Warrant Agent entered into an agreement (the “Warrant Agreement”) with respect to such appointment on June 6, 2000;

WHEREAS, the Company has reprinted the certificates representing its units, common stock and Warrants to reflect the new name of the Company and the new name of the Warrant Agent; and

WHEREAS, the Company wishes to amend the Warrant Agreement to reflect the foregoing change in the certificates representing its Warrants;

NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree to restate Exhibit A of the Warrant Agreement as attached hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto effective as of the day and year first above written.

GRANITE CITY FOOD & BREWERY LTD.

By	/s/ Mitchel I. Wachman
Mitchel I. Wachman
Chief Financial Officer

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION

By	/s/ Barbara M. Novak
Barbara M. Novak
Account Manager

EXHIBIT A

THIS WARRANT CERTIFICATE MAY BE TRANSFERRED SEPARATELY FROM THE COMMON STOCK CERTIFICATE WITH WHICH IT IS INITIALLY ISSUED

EXERCISABLE ON OR BEFORE, AND VOID AFTER, 5:00 P.M. MINNEAPOLIS TIME, ON JUNE 6, 2005

No. W–	Warrants CUSIP 38724Q 11 5

GRANITE CITY FOOD & BREWERY LTD.

INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

WARRANTS TO PURCHASE COMMON STOCK

THIS CERTIFIES THAT                                                                              or assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase from GRANITE CITY FOOD & BREWERY LTD., a Minnesota corporation (the “Company”), at any time on or before 5:00 p.m., Minneapolis time, on June 6, 2005, upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement hereinafter referred to, one share (subject to adjustments referred to below) of common stock of the Company (the “Shares”), by surrendering this Warrant Certificate, with the purchase form on the reverse side duly executed, at the principal office of Wells Fargo Bank Minnesota, National Association, or its successor, as warrant agent (the “Warrant Agent”), and by paying, in full, in cash or by certified check payable to the order of the Company, the purchase price of $5.00 per Share, subject to adjustment.

Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.

Upon the surrender for transfer or exchange hereof, properly endorsed, to the Warrant Agent, the Warrant Agent (at the Company’s expense) will issue and deliver to the order of the holder hereof, a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of Shares called for on the face hereof.

The Warrant Certificates are issued only as registered Warrant Certificates.  Until this Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof and of the Warrants represented hereby for all purposes, notwithstanding any notice to the contrary.

This Warrant Certificate is issued under the Warrant Agreement dated as of June 6, 2000, between the Company and the Warrant Agent and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the registered holder of this Warrant Certificate consents by acceptance hereof.  Copies of said Warrant Agreement are on file at the principal office of the Warrant Agent in South St. Paul, Minnesota, and may be obtained by written request to the Warrant Agent.

The number of Shares receivable upon the exercise of the Warrants represented by this Warrant Certificate and the purchase price per Share are subject to adjustment upon the happening of certain events specified in the Warrant Agreement (which provisions are contained in Article III of the Warrant Agreement and are hereby incorporated by reference).

No fractional Shares will be issued upon the exercise of Warrants.  As to any final fraction of a Share which a holder of Warrants exercised in the same transaction would otherwise be entitled to purchase on such exercise, the Company shall pay a cash adjustment in lieu of any fractional Share determined as provided in the Warrant Agreement.

The Warrants may be redeemed by the Company at any time, upon notice of such redemption as set forth below, at the redemption price equal to $0.01 per Warrant, provided that the closing bid price of the Shares on the Nasdaq system exceeds $6.25 per Share (subject to adjustment as provided in the Warrant Agreement) for any 45 consecutive trading days prior to the date such notice of redemption is given.  Notice of redemption shall be mailed not less than 20 days prior to the date fixed for redemption to the holders of Warrants at their last registered addresses.  If notice of redemption shall have been given as provided in the Warrant Agreement and cash sufficient for the redemption shall have been deposited by the Company for that purpose, the exercise rights of the Warrants identified for redemption shall expire at the close of business on such date of redemption unless extended by the Company.

This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Shares, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive right, or to receive any notice of or to attend meetings of holders of Shares or any other proceedings of the Company.

Shares may not be issued to holder upon exercise of this Warrant if, at the time of exercise, a registration statement with respect to such Shares is not effective under the Securities Act or if the Shares underlying the Warrant are not qualified or exempt from qualification in the state wherein the holder of the Warrant resides.

This Warrant Certificate shall be void and the Warrants and any rights represented hereby shall cease unless exercised on or before 5:00 p.m., Minneapolis time, on June 6, 2005.

This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

WITNESS the facsimile signatures of the Company’s duly authorized officers.

Dated:	GRANITE CITY FOOD & BREWERY LTD.

By
Steven J. Wagenheim
Chief Executive Officer

Attest:

Mitchel I. Wachman, Secretary

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK MINNESOTA, N.A.
as Warrant Agent
By
Authorized Signature

The Articles of Incorporation of the Corporation grant to the Board of Directors the power to establish more than one class or series of shares and to fix the relative rights and preferences of any such different class or series.  The Corporation will furnish to any shareholder upon request and without charge a full statement of the designation, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

PURCHASE FORM

(To Be Executed by the Registered Holder in Order to Exercise the Warrant)

The undersigned hereby irrevocably elects to exercise                            * of the Warrants represented by this Warrant Certificate and to purchase for cash the Shares issuable upon the exercise of said Warrants, and herewith makes payment of $                 therefor, and requests that certificates for such Shares be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF	(Print Name)
REGISTERED HOLDER OF CERTIFICATE
(Address)

(City, State, Zip Code)

Dated:	(Signature)

(Signature)

*              Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial exercise, the portion thereof being exercised) without making any adjustment for additional Shares or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

NOTICE

The Signature(s) to the Purchase Form must correspond to the name(s) as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any damage whatsoever.

ASSIGNMENT FORM

(To Be Executed by the Registered Holder in Order to Transfer the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers                                ** of the Warrants represented by this Warrant Certificate unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF	(Print Name)
REGISTERED HOLDER OF CERTIFICATE
(Address)

(City, State, Zip Code)

and does hereby irrevocably constitute and appoint                                                                  Attorney to transfer this Warrant on the records of the Company with full power of substitution in the premises.

Dated:
(Signature)

(Signature)

(Signature(s) Guaranteed)

**           Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial assignment, the portion thereof being assigned) without making any adjustment for additional Shares or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

NOTICE

The Signature(s) to the Assignment Form must correspond to the name(s) as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any damage whatsoever.